Exhibit 99.1

• Strong operational performance generated $59.7 million of cash available for distribution.

• Delivered $65.5 million of adjusted EBITDA attributable to the partnership.

• Increased quarterly distribution by 6.8% over the prior quarterly distribution and 34.3% over the distribution paid with respect to Q1 2015.

HOUSTON, May 5, 2016 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented mainstream midstream master limited partnership formed by Royal Dutch Shell, plc (RDS), reported net income attributable to the partnership of $55.3 million for the first quarter of 2016, which equates to $0.36 per common limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization attributable to the partnership of $65.5 million and cash available for distribution of $59.7 million.
“Shell Midstream Partners’ portfolio of diversified assets delivered strong financial results in the first quarter of 2016 in spite of continued market volatility. We are on track to deliver top tier distribution growth for our unit holders which we will achieve through accretive drop downs and organic growth on our systems. The partnership increased the distribution by 6.8% over the prior quarter, and maintained ample distribution coverage and a conservative balance sheet,” said John Hollowell, CEO.
The Board of Directors of the general partner previously declared a cash distribution of $0.2350 per limited partnership unit for the first quarter of 2016. The distribution represented an increase of 6.8% over the fourth quarter 2015 distribution and 34.3% increase over the distribution paid with respect to the first quarter 2015.

FINANCIAL HIGHLIGHTS

•
Cash available for distribution was $59.7 million, compared to $67.9 million for the prior quarter. Cash available for distribution excluding nonrecurring items was $59.6 million, compared to $55.0 million for the prior quarter, representing a 8.4% increase quarter on quarter. Cash distribution declared was $41.7 million resulting in a 1.4 coverage ratio (or 1.4 excluding nonrecurring items), compared to $35.3 million for the prior quarter resulting in a 1.9 coverage ratio (or 1.6 excluding nonrecurring items).

•	Adjusted EBITDA attributable to the partnership was $65.5 million and stable compared to $65.5 million for the prior quarter.

•	Net Income attributable to the partnership was $55.3 million, compared to $57.0 million for the prior quarter which included the recognition of expiring deferred revenue.

•
The partnership issued 13,400,000 common units in a public offering and under its ATM program. Net proceeds of $420.4 million were used to repay borrowings and for general partnership purposes. As of March 31, 2016, there were 97,767,376 common units outstanding, of which 76,292,308 were publicly owned. Shell Pipeline Company, through its ownership of common units, subordinated units, and the general partner units, owns 54.8% of the partnership.

•	As of March 31, 2016, the partnership had $138.0 million of consolidated cash and cash equivalents on hand.

ASSET HIGHLIGHTS

Crude Systems

◦
Zydeco - The partnership continues to see strong demand to move crude volumes from Texas to key markets in Louisiana, with the Houma to St. James segment prorated. Mainline volumes were 559 kbpd in the current quarter, compared to 574 kbpd in the prior quarter, primarily driven by lower short haul spot volumes. Refinery maintenance and planned maintenance on the Caillou Island to Houma segment, which brings offshore production to shore, contributed to lower throughput on non-mainline segments.

◦	Lockport & Auger - Financial performance is steady quarter on quarter at both assets.

◦
Mars - There was an increase in storage volumes as shippers opted to store in a contango market. Increased storage resulted in higher storage revenues and is expected to generate incremental future transportation revenues once volumes are delivered. The combination of a shift to storage and planned maintenance on a connecting platform resulted in delivered volumes of 295 kbpd compared to 362 kbpd in the prior quarter.

◦	Poseidon - Volumes were 250 kbpd, lower than the prior quarter of 269 kbpd due to platform work for future well tie-ins and planned maintenance.

Refined Products Systems

◦	Bengal & Colonial - Both assets performed well given high refinery utilization across the Gulf Coast.
ABOUT SHELL MIDSTREAM PARTNERS, L.P.
Shell Midstream Partners, headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners' assets consist of pipelines, crude tank storage and terminal systems that serve as key infrastructure to transport and store onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and to deliver refined products from Gulf Coast markets to major demand centers.
For more information on Shell Midstream Partners and the assets owned by the partnership, please visit www.shellmidstreampartners.com.
FORTHCOMING EVENTS
At 10 a.m. CST today, Shell Midstream Partners will hold a webcast to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners’ website at www.shellmidstreampartners.com by clicking on the “2016 First-Quarter Financial Results Webcast” link, found under the "Events and Conferences" section. A replay of the conference call will be available following the live webcast.

Unaudited Summarized Financial Statement Information

	For the Three Months Ended
(in millions of dollars)	March 31, 2016	December 31, 2015
Revenue (1)	$76.7	$84.6
Costs and expenses
Operations and maintenance	14.8	18.6
General and administrative	7.8	10.2
Depreciation, amortization and accretion	5.9	5.6
Property and other taxes	3.2	(0.1)
Total costs and expenses	31.7	34.3
Operating income	45.0	50.3
Income from equity investments	23.2	22.7
Dividend income from investment	2.8	2.6
Other income	—	(1.1)
Investment, dividend and other income	26.0	24.2
Interest expense, net	3.0	2.1
Income before income taxes	68.0	72.4
Income tax expense	—	(0.1)
Net income	68.0	72.5
Less:
Net income attributable to noncontrolling interests	12.7	15.5
Net income attributable to the Partnership	$55.3	$57.0
Less: general partner's interest in net income attributable to the Partnership	3.1	2.3
Limited Partners' interest in net income attributable to the Partnership	$52.2	$54.7

Net income per Limited Partner Unit – Basic and Diluted (in dollars):
Common	$0.36	$0.38
Subordinated	$0.32	$0.36

Weighted average Limited Partner Units outstanding – Basic and Diluted (in millions):
Common units – public	63.4	58.2
Common units – SPLC	21.5	21.5
Subordinated units – SPLC	67.5	67.5

(1) Deferred revenue for the three months ended March 31, 2016 and December 31, 2015, including the impact of undershipments, overshipments, and expiring credits was $1.1 million and $5.5 million, respectively.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
	For the Three Months Ended
(in millions of dollars)	March 31, 2016	December 31, 2015
Net income	$68.0	$72.5
Add:
Allowance oil reduction to net realizable value	—	0.7
Depreciation, amortization and accretion	5.9	5.6
Interest expense, net	3.0	2.1
Income tax expense	—	(0.1)
Cash distribution received from equity investments – Mars	9.9	10.0
Cash distribution received from equity investments – Bengal	6.3	3.6
Cash distribution received from equity investments – Poseidon	10.1	10.8
Less:
Income from equity investments	23.2	22.7
Adjusted EBITDA	80.0	82.5
Less:
Adjusted EBITDA attributable to noncontrolling interests	14.5	17.0
Adjusted EBITDA attributable to the Partnership	65.5	65.5
Less:
Net interest paid attributable to the Partnership	2.1	1.8
Maintenance capex attributable to the Partnership	2.7	4.6
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	(1.1)	(4.1)
Reimbursements from SPLC included in partners' Capital	0.1	8.4
Waiver payment	—	4.5
Cash Available for Distribution Attributable to the Partnership	$59.7	$67.9

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
	For the Three Months Ended
(in millions of dollars)	March 31, 2016	December 31, 2015
Net cash provided by operating activities	$72.4	$56.2
Add:
Interest expense, net	3.0	2.1
Income tax expense	—	(0.1)
Return of investment	4.1	3.1
Less:
Change in deferred revenue	(1.8)	(6.5)
Allowance oil reduction to net realizable value	—	0.7
Amortization of debt interest cost	0.1	—
Change in other assets and liabilities	1.2	(15.4)
Adjusted EBITDA	80.0	82.5
Less:
Adjusted EBITDA attributable to noncontrolling interests	14.5	17.0
Adjusted EBITDA attributable to the Partnership	65.5	65.5
Less:
Net interest paid attributable to the Partnership	2.1	1.8
Maintenance capex attributable to the Partnership	2.7	4.6
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	(1.1)	(4.1)
Reimbursements from SPLC included in partners' Capital	0.1	8.4
Waiver payment	—	4.5
Cash Available for Distribution Attributable to the Partnership	$59.7	$67.9

Distribution Information

(in millions of dollars, except per-unit and ratio data)	For the Three Months Ended
	March 31, 2016	December 31, 2015
Quarterly distribution declared per unit	$0.2350	$0.2200

Adjusted EBITDA attributable to the Partnership	65.5	65.5

Cash available for distribution attributable to the Partnership (1)	59.7	67.9

Distribution declared:
Limited Partner units – Common	$23.0	$18.5
Limited Partner units – Subordinated	15.8	14.9
General partner units	2.9	1.9
Total distribution declared	$41.7	$35.3

Coverage Ratio	1.4	1.9

 (1) Cash available for distribution attributable to the partnership excluding nonrecurring items was $59.6 million as of March 31, 2016 and $55.0 million as of December 31, 2015.

Pipeline and Terminal Volumes and Revenue per Barrel
	For the Three Months Ended
	March 31, 2016	December 31, 2015
Pipeline throughput (thousands of barrels per day) (1)
Zydeco – Mainlines	559	574
Zydeco – Other segments	361	506
Zydeco total system	920	1,080
Mars total system	295	362
Bengal total system	567	559
Poseidon total system	250	269
Auger total system	136	141

Terminals (2)
Lockport terminaling throughput and storage volumes
Crude oil	218	246

Revenue per barrel ($ per barrel)
Zydeco total system (3)	$0.64	$0.58
Mars total system (3)	1.78	1.63
Bengal total system (3)	0.33	0.35
Auger total system (3)	1.30	1.25
Lockport total system (4)	0.23	0.20

 (1) Pipeline throughput is defined as the volume of delivered barrels.
(2) Terminaling throughput is defined as the volume of delivered barrels and storage is defined as the volume of stored barrels.
(3) Based on reported revenues from transportation, storage and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system and tenure of contract.
(4) Based on reported revenues from transportation, storage and allowance oil divided by delivered or stored barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system and tenure of contract.

Capital Expenditures	For the Three Months Ended
(in millions)	March 31, 2016	December 31, 2015
Expansion capital expenditures	$1.3	$0.7
Maintenance capital expenditures	3.4	4.6
Total capital expenditures paid	$4.7	$5.3

Condensed Consolidated Balance Sheet Information
(in millions)	March 31, 2016	December 31, 2015
Cash and cash equivalents	$138.0	$93.0
Property, plant & equipment	392.1	392.9
Total assets	752.8	714.9
Total related party debt	47.7	457.6
Total equity	656.6	207.1

FORWARD LOOKING STATEMENTS
This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, May 5, 2016, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES
This press release includes the terms Adjusted EBITDA and cash available for distribution. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, less maintenance capital expenditures attributable to Shell Midstream Partners, net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners and certain one-time payments not reflected in net income. Cash available for distribution will not reflect changes in working capital balances.
May 5, 2016

The information in this Report reflects the unaudited consolidated financial position and results of Shell Midstream Partners, L.P.

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